Exhibit 23





INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-55732 of Tucson Electric Power Company (TEP) on Form S-3, Registration Statement No. 33-58173 of UniSource Energy Corporation (the Company) on Form S-4, and in Registration Statements No. 333-43765, No. 333-43767 and No. 333-43769 of the Company on Form
S-8, of our report dated February 23, 1998, appearing in this Annual Report on Form 10-K of the Company and TEP for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP
Tucson, Arizona

February 27, 1998